UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑     Filed by a Party other than the Registrant ☐
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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
EMAK WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING
and
PROXY STATEMENT
2006
EMAK Worldwide, Inc.
6330 San Vicente Blvd.
Los Angeles, California 90048

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INTRODUCTION
OUTSTANDING SECURITIES AND VOTING RIGHTS
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
WITHDRAWAL OF PROPOSED NOMINATIONS BY THE KURZ GROUP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION AND RELATED MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PROPOSAL 2: AMENDEMENT TO CERTIFICATE OF DESIGNATION
PROPOSAL 3: RATIFICATION OF SELECTION OF
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
FORM 10-K
DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS
OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING
SOLICITATION OF PROXIES
ADDENDUM I
ADDENDUM II

EMAK WORLDWIDE, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 31, 2006
TO THE STOCKHOLDERS OF EMAK WORLDWIDE, INC.:
          Notice is hereby given that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of EMAK Worldwide, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company, located at 6330 San Vicente Blvd., Los Angeles, California 90048, on Wednesday, May 31, 2006, beginning at 10:00 a.m., local time. The Annual Meeting will be held for the following purposes:
1.	To elect six members to our Board of Directors, each for a one-year term;

2.	To consider and vote upon a proposal to amend the Certificate of Designation of Series AA Preferred Stock;

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4.	To transact such other business as may properly come before the meeting.
          The Board of Directors has fixed April 17, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for ten days prior to the Annual Meeting.
          We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.
By Order of the Board of Directors
Teresa L. Tormey
Secretary
Los Angeles, California
April [ ], 2006
STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

EMAK WORLDWIDE, INC.
6330 San Vicente Blvd.
Los Angeles, California 90048
(323) 932-4300
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 31, 2006
INTRODUCTION
          This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of EMAK Worldwide, Inc. (the “Company” or “EMAK”), to be voted at the 2006 annual meeting of stockholders of the Company, which will be held at the offices of the Company, located at 6330 San Vicente Blvd., Los Angeles, California 90048, on Wednesday, May 31, 2006, at 10:00 a.m., local time (the “Annual Meeting”). The purpose of the Annual Meeting and the matters to be acted upon are set forth in the following Proxy Statement. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to the Secretary of the Company a written notice of revocation prior to the Annual Meeting, or by appearing at the Annual Meeting and expressing a desire to vote his or her shares in person. Subject to such revocation, all shares represented by a properly executed proxy card received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy card. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted “FOR” the election of the nominees for director and “FOR” each other matter set forth herein. If any other business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting under said proxies.
          It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy card will commence on or about April [   ], 2006.
OUTSTANDING SECURITIES AND VOTING RIGHTS
          Only stockholders of record at the close of business on April 17, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At that date there were [5,836,609] outstanding shares of common stock, par value $.001 per share, of the Company (the “Common Stock”), and 25,000 outstanding shares of Series AA senior cumulative convertible preferred stock, par value $.001 per share, of the Company (the “Series AA Stock”). At the Annual Meeting, each share of Common Stock will be entitled to one vote. Each share of Series AA Stock will be entitled to 67.7966 votes (which represents the number of shares of Common Stock into which each share of Series AA Stock is currently convertible), or approximately 1,694,915 votes in the aggregate. Accordingly, an aggregate of [7,531,524] votes may be cast at the Annual Meeting by holders of Common Stock and Series AA Stock.
          The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Stockholders are not entitled to cumulate their votes. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

          Except as otherwise required by applicable law or the Company’s Certificate of Incorporation, any proposal properly presented at a meeting in which a quorum is present will be decided by the affirmative vote of the holders of a majority of each class of stock present in person or represented by proxy and entitled to vote on the proposal at that meeting. In the election of directors, holders of Common Stock are entitled to elect six directors (“Common Directors”) and the holders of the Series AA Stock, voting separately as a class, are entitled to elect two directors (“Series AA Directors”). Abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.
          As of the Record Date, all of the outstanding shares of Series AA Stock are owned by Crown EMAK Partners, LLC, a Delaware limited liability company (“Crown”), representing the power to vote approximately [22.5%] of the voting power of the shares of stock entitled to vote at the Annual Meeting on matters other than the election of Common Directors.
          As of the Record Date, Stephen P. Robeck possessed the power to vote approximately [10.8%] of the voting power of the shares of stock entitled to vote at the Annual Meeting (and [13.9%] of the voting power in the election of Common Directors). The Company has been advised that Mr. Robeck intends to vote all of the shares beneficially owned by him “FOR” the election of the nominees for director set forth herein and “FOR” each of the other proposals set forth herein.
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
1.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Stephen P. Robeck and Teresa L. Tormey have been designated as proxies for the 2006 Annual Meeting of Stockholders for the Company’s proxy card enclosed herewith.

2.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2006 Annual Meeting of Stockholders is April 17, 2006. The record date is established by the Board of Directors as required by Delaware law. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:
(a)	receive notice of the meeting; and

(b)	vote at the meeting and any adjournments or postponements of the meeting.
3.	WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?
—	If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

—	If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 11 describes brokers’ discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?
(a)	In Writing: All stockholders of record can vote by mailing in their completed proxy card (in the case of registered stockholders) or their completed vote instruction form (in the case of street name holders).

(b)	In Person: All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).
5.	HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:
(a)	giving written notice to the Secretary of the Company;

(b)	delivering a later-dated proxy; or

(c)	voting in person at the meeting.
6.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON COMMON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT COMMON DIRECTORS?

When voting on the election of Common Directors, stockholders may:
(a)	vote in favor of all nominees;

(b)	vote to withhold votes as to all nominees; or

(c)	withhold votes as to specific nominees.
Common Directors will be elected by a majority of the shares of Common Stock presented and represented at the meeting. The Board recommends a vote “FOR” all of the nominees listed on the Company’s proxy card.

7.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON EACH OF THE OTHER PROPOSALS TO BE PRESENTED AT THE MEETING, AND WHAT VOTE IS NEEDED TO APPROVE EACH OF THE OTHER PROPOSALS?

A separate vote will be held on each of the other proposals described in this proxy statement to be presented at the meeting. When voting on each of the proposals, stockholders may:
(a)	vote in favor of the proposal;

(b)	vote against the proposal; or

(c)	abstain from voting on the proposal.
A proposal will be approved if the votes cast “FOR” the proposal constitute a majority of each class of stock present in person or represented by proxy and entitled to vote on the proposal at the meeting. The Board recommends a vote “FOR” each of the proposals.

8.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each proposal on the enclosed proxy. If no specific instructions are given, proxy cards which are signed and returned will be voted FOR the election of all of the Company’s director nominees, FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP, and FOR each of the other proposals recommended by our Board.

9.	WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on April 17, 2006. Each share of Common Stock is entitled to one vote. As of April 17, 2006, we had [5,836,609] shares of Common Stock outstanding. In addition, the holders of Series AA Stock are entitled to cast 1,694,915 votes.

10.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

If you receive more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 or you can reach Continental at (212) 509-4000.

11.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the meeting. If your shares are held in street name, your bank, brokerage firm or other nominee, under certain circumstances, may vote your shares.

Brokerage firms, banks and other nominees may vote customers’ unvoted shares on “routine” matters. Generally, a broker may not vote a customer’s unvoted shares on non-routine matters without instructions from the customer and must instead submit a “broker non-vote.” A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved.

12.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on a proposal, your abstention will have the same effect as a vote against the proposal. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on Proposal 1 and Proposal 3 set forth in this Proxy Statement, both of which are routine matters.

13.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

To hold the meeting and conduct business, a majority of our outstanding voting shares as of April 17, 2006 must be present at the meeting. On this date, a total of [5,836,609] shares of common stock were outstanding and entitled to vote and the holders of Series AA stock were entitled to cast 1,694,915 votes. Thus, an aggregate of [7,531,524] votes may be cast at the meeting. Shares representing a majority, or [3,765,763] votes, must be present. This is called a quorum.

Votes are counted as present at the meeting if the stockholder either:
(a)	Is present and votes in person at the meeting, or

(b)	Has properly submitted a proxy card.

WITHDRAWAL OF PROPOSED NOMINATIONS BY THE KURZ GROUP
          In a letter dated January 31, 2006 (the “Kurz Notice”), Donald A. Kurz (“Mr. Kurz”) notified the Company that he intended to nominate six individuals for election to the Board of Directors. Also on January 31, 2006, Mr. Kurz and Mitchell H. Kurz, his brother (together, the “Kurz Group”), filed the Kurz Notice with the Securities and Exchange Commission (the “Commission”) in an amendment to a Schedule 13D dated April 6, 2000, as amended on August 21, 2001, March 29, 2002 and November 1, 2005 (the “Schedule 13D”). The Schedule 13D contained certain information concerning the Kurz Group nominees. Mr. Kurz was Chief Executive Officer of the Company until May 2005 and served as a member of the Board of Directors until his resignation in August 2005. The Schedule 13D indicated that Mr. Kurz’s intention, had the Kurz Group solicitation been successful, was to be reappointed as Chairman and Chief Executive Officer of the Company.
          In a letter dated April 11, 2006, Mr. Kurz notified the Company of his decision to withdraw the Kurz Notice. Thus, you will not be asked to consider the Kurz Group nominees for election to the Board of Directors.
          The Company is not responsible for the accuracy of any information provided by or relating to the Kurz Group contained in the Kurz Notice, the Schedule 13D, in any proxy materials filed or disseminated by the Kurz Group or any other statement it makes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The following table sets forth information as to the shares of Common Stock and Series AA Stock owned as of April 17, 2006 by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock and Series AA Stock; (ii) each director and nominee for director; (iii) each current executive officer of the Company named in the Summary Compensation Table included under “Executive Compensation and Related Matters” (collectively, the “Named Executive Officers”); and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock and Series AA Stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address of each person shown is c/o EMAK Worldwide, Inc., 6330 San Vicente Blvd., Los Angeles, California 90048.

	Common Stock		Series AA Stock
	Amount Beneficially	Percent of	Amount Beneficially	Percent of
Name and Address of Beneficial Owner	Owned (1)	Class (1)	Owned (1)	Class (1)
Crown EMAK Partners, LLC (2)	2,611,581	30.9%	25,000	100%
Peter Ackerman (2)	2,611,581	30.9%	25,000	100%
Donald A. Kurz (3)	1,696,995	28.2%
Stephen P. Robeck (3)	893,738	15.1%
Rutabaga Capital Management (4)	795,926	13.6%
Heartland Advisors, Inc. (5)	553,600	9.5%
Gruber & McBaine Capital Management LLC (6)	518,455	8.9%
James L. Holbrook, Jr. (3)	514,302	8.1%
Kim H. Thomsen (3)	179,179	3.0%
Jonathan Banks (3)	54,574	*
Alfred E. Osborne (3)	44,453	*
Howard D. Bland (3)	33,000	*
Teresa L. Tormey (3)	30,500	*
Barrie P. Berg (3)	5,250	*
Jeffrey S. Deutschman (2) (3)	3,208	*
E. Shannon Brown (3)	2,300	*
Daniel W. O’Connor	0	*
Jonathan Kramer	0	*
Peter Boutros	0	*
Charles H. Rivkin	0	*
Executive Officers and Directors as a Group (13 persons)(7)	1,754,420	26.1%

*	Less than one percent.

(1)	In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shares beneficially owned at any date include shares issuable upon the exercise of options, warrants, rights or conversion privileges within sixty days of that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding which are subject to options, warrants, rights or conversion privileges exercisable by that person within sixty days of April 17, 2006 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.

(2)	As reported on a Schedule 13D dated April 10, 2000 (as amended April 19, 2002 and April 2, 2004) and filed with the Securities and Exchange Commission (the “Commission”) by Crown EMAK Partners, LLC (“Crown”), Peter Ackerman, and related parties. Mr. Deutschman is a manager of Crown. The address of Mr. Deutschman and Crown is 660 Madison Avenue, 15th Floor, New York, New York 10021. The address of Peter Ackerman is 1919 Pennsylvania Avenue NW, Suite 725, Washington, DC 20006. Peter Ackerman may be deemed to have shared power to vote or direct the vote, and to dispose or direct the disposition of the shares of Series AA Stock. As of the record date, each share of Series AA Stock was convertible into 67.7966 shares of Common Stock, representing 1,694,915 shares of Common Stock in the aggregate. As of the record date hereof, Crown also held warrants to purchase an aggregate of 916,666 shares of Common Stock. The foregoing figures do not reflect the impact of Proposal 2 set forth herein.

(3)	Includes shares which the following officers and directors have the right to acquire by exercise of vested options within 60 days following April 17, 2006 and the number of shares underlying restricted stock units that vest within 60 days following April 17, 2006: Kurz, 187,500; Robeck, 80,000; Holbrook, 509,002; Thomsen, 159,250; Banks, 36,000; Osborne, 38,458; Bland, 30,000; Tormey 29,500; Berg, 5,250; Deutschman, 3,208; and Brown, 2,000.

(4)	As reported on a Schedule 13G as of December 31, 2005 and filed with the Commission by Rutabaga Capital Management LLC. The address of Rutabaga Capital Management LLC is 64 Broad Street, 3rd Floor, Boston, Massachusetts 02109.

(5)	As reported on a Schedule 13F as of December 31, 2005 and filed with the Commission by Heartland Advisors, Inc. The address of Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, Wisconsin 53202.

(6)	As reported on a Schedule 13F as of December 31, 2005 and filed with the Commission by Gruber & McBaine Capital Management LLC. The address of Gruber & McBaine Capital Management LLC is 50 Osgood Place, Penthouse, San Francisco, California 94133.

(7)	The amount stated includes an aggregate of 892,668 shares of Common Stock which may be acquired upon the exercise of options within 60 days following April 17, 2006 as well as shares underlying restricted stock units that vest within 60 days following April 17, 2006.

PROPOSAL 1: ELECTION OF DIRECTORS
          Election of Series AA Directors. Pursuant to the Certificate of Incorporation of the Company and the Certificate of Designation of the Series AA Stock, the holders of the Series AA Stock, voting as a separate class, are entitled to elect two Series AA Directors; provided, however, at any time the Board is increased to include more than eight members, the holders of the Series AA Stock are entitled to elect one additional Series AA Director. Proxies for the Series AA Directors are not being solicited; the Series AA Stock will be voted by written ballot or unanimous written consent at the Annual Meeting. Crown, the holder of the Series AA Stock, has advised the Company that Jeffrey S. Deutschman will be nominated for election as a Series AA Director for a term commencing on the date of the Annual Meeting and continuing until the next annual meeting of stockholders and until his successor has been duly elected and qualified. (See “Proposal 2: Amendment to Certificate of Designation” for information on proposed changes to the rights of the holders of Series AA Stock with respect to election of directors.)
          Election of Common Directors. The holders of the Common Stock, voting separately as a class, elect the Common Directors. Six Common Directors are to be elected at the Annual Meeting. One of our incumbent Common Directors, Barrie P. Berg, has not been nominated for reelection. All nominees have advised the Company that they are able and willing to serve as directors. However, if any nominee is unable to or for good cause will not serve, the persons named in the accompanying proxy will vote for any other person nominated by the Board of Directors.
          Except as set forth below, no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. The Company has agreed to use its best efforts to have its Chief Executive Officer, James L. Holbrook, Jr., elected as a director of the Company.
The Board of Directors Recommends a Vote “FOR” the Election
of the Nominees Listed Below.
          The following table sets forth the names and ages of the nominees of the Board of Directors for election as Common Directors.

Name	Age	Director Since
Stephen P. Robeck	57	1989
James L. Holbrook, Jr.	46	2005
Howard D. Bland	62	2003
Daniel W. O’Connor	50	2006
Alfred E. Osborne, Jr.	61	2000
Charles H. Rivkin	44	Nominee
          Stephen P. Robeck has been an EMAK director since 1989 and was named non-executive Chairman in February 2005. From May 2005 to November 2005, at the request of the Board of Directors, Mr. Robeck also served as interim-CEO of the Company. From January 1999 through December 2001, Mr. Robeck served as a consultant to the Company. He was elected Chairman and Co-CEO in September 1991 and served in that role through December 1998. Between 1987 and September 1991, he served as Chief Operating Officer. Mr. Robeck received his bachelor’s degree from Lake Forest College.
          James L. Holbrook, Jr. joined EMAK in November 2005 and is currently our Chief Executive Officer and a member of our Board of Directors. Prior to joining EMAK, Mr. Holbrook was President and CEO for a portfolio of agencies at the Interpublic Group, one of the world’s largest advertising and marketing holding companies. From 1996 to 2004, Mr. Holbrook was CEO and part-owner of Zipatoni, a marketing agency, which was sold to Interpublic in 2001. From 1984 to 1996 he held various sales and marketing posts with Ralston Purina Co. and from 1981 to 1984 was in brand management at Procter & Gamble. Mr. Holbrook has a master of business administration from Washington University and a bachelor of science in economics and philosophy from Vanderbilt University.

          Howard D. Bland, a retired audit engagement partner of KPMG LLP, has been an EMAK director since April 1, 2003. Mr. Bland’s professional career with KPMG LLP spanned from 1965 to July 2002, and included service as the Managing Partner of both the Ontario, California and Orange County, California offices of KPMG LLP. From 1976 to July 2002, he served as an audit engagement partner for both public and private clients involved in international trade, restaurants, high technology, manufacturing, distribution and finance. Mr. Bland has served as Vice President, Treasurer and Member of the Board of Directors and Executive Committee of the California Society of Certified Public Accountants. Mr. Bland holds a bachelor’s degree from Mississippi State University and is a Certified Public Accountant.
          Daniel W. O’Connor is President and Chief Executive Officer of Retail Network Group, an advisory firm that supports venture and private equity investments in partnership with leading private equity and venture firms. He has been an EMAK director since February 2006. Mr. O’Connor is also the founder and non-executive Chairman of Management Ventures, Inc. Under his leadership, MVI became the leading research firm following the world’s largest retailers. Its clients include many of the world’s largest advertisers, including Procter & Gamble, Coca-Cola, Hewlett-Packard and Anheuser-Busch. Earlier, Mr. O’Connor was a National Director of Consumer Products and Retail Consulting and a Senior Audit Manager at Deloitte & Touche. He holds a bachelor of science in accounting and economics from Clarkson University and is a certified public accountant.
          Alfred E. Osborne, Jr. is the Senior Associate Dean of the UCLA Anderson School of Management (the “Anderson School”) and the founder and director of the Harold Price Center for Entrepreneurial Studies at the Anderson School. He has been an EMAK director since December 2000. Dr. Osborne joined UCLA in 1972, serves as a management professor and has served as an Associate Dean and the Director of the MBA program at the Anderson School. During that time, he was also the Brookings Institution Economic Policy Fellow at the Securities and Exchange Commission. He is currently on the boards of Nordstrom, Inc. and K2, Inc., and is a director of First Pacific Advisors’ New Income, Capital and Crescent Funds and a trustee of the WM Group of Funds. Dr. Osborne holds a doctorate in business-economics, a master’s in business administration, a master’s in economics and a bachelor’s degree all from Stanford University.
          Charles H. Rivkin is the President and Chief Executive Officer of Wild Brain, Inc., an award-winning animation studio that develops and produces content for the global film, television and commercials markets. Prior to joining Wild Brain, Inc. in September 2005, Mr. Rivkin served as Vice Chairman of the National Finance Committee for Senator John Kerry’s presidential campaign, and was a California delegate to the 2004 Democratic National Convention. Prior to the campaign, Mr. Rivkin was President and CEO for the Jim Henson Company. Having joined the Jim Henson Company in 1988 as Director of Strategic Planning, he later served as President and Chief Operating Officer from 1995 to 2000. Under his leadership, the company formed numerous joint ventures with TV and movie studios and alliances with theme parks and home entertainment labels. Ultimately he negotiated the successful sale of the company to EM.TV in 2000. Later he helped the Henson family repurchase the company and sell the primary assets to The Walt Disney Company in 2004. Before joining the Jim Henson Company, Mr. Rivkin entered the management training program at Columbia Pictures. He began his career in 1984 as a financial analyst in mergers and acquisitions with Salomon Brothers, Inc. Mr. Rivkin holds a master’s in business administration from Harvard Business School and a bachelor’s degree from Yale University.
Series AA Director
          Jeffrey S. Deutschman, 49, has been a Managing Director of Crown Capital Group since 1997. He has been an EMAK director since March 2000. Prior to joining Crown, he was a Partner at Aurora Capital Partners, a leveraged buyout fund, from 1992 through 1995, a Partner at Deutschman, Clayton & Company, an investment firm engaged in management buyout transactions, from 1987 through 1991, and a Principal at Spectrum Group, Inc., which specialized in leveraged acquisitions, from 1981 through 1986. In January 2002, Mr. Deutschman was appointed Interim President of Davidson Cotton Holdings and its subsidiary Davidson Cotton Company, which made an assignment for the benefit of creditors on December 31, 2002. Mr. Deutschman received a master’s in business administration from the UCLA Anderson School of Management and his bachelor’s degree from Columbia University.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
          The Company’s Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, the Company’s senior management.
          There are three committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee. Copies of the committee charters can be found on the Corporate Governance page on the Company’s website at www.emak.com (information on our website does not constitute part of this proxy statement).
          The Board, its committees and the Company’s management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The Board and the Audit, Compensation and Corporate Governance/Nominating Committees each perform annual self evaluations. The Company has adopted a comprehensive Policy on Business Conduct for all directors, officers and employees. The Policy on Business Conduct can also be found on the Company’s website.
          During 2005, the Board of Directors met ten times. Each incumbent director nominated for election attended more than 75% of the Board of Directors meetings and the meetings of Board committees on which he served. While the Company does not have a formal policy requiring members of the Board to attend the Annual Meeting of Stockholders, the Company strongly encourages all directors to attend. All of the incumbent members of the Board of Directors standing for election were present at the 2005 Annual Meeting, with the exceptions of James L. Holbrook, Jr., who was appointed in November 2005, and Daniel W. O’Connor, who was appointed in February 2006.
Committees of the Board
          Audit Committee. The Board has an Audit Committee comprised of three non-employee directors, Howard D. Bland (Chair), Alfred E. Osborne, Jr. and Daniel W. O’Connor. Mr. Bland was appointed to the Audit Committee in April 2003, Dr. Osborne was appointed in December 2000 and Mr. O’Connor was appointed in April 2006. Each member of the Audit Committee is independent under applicable Nasdaq rules. The Board of Directors has determined that Mr. Bland qualifies as an “audit committee financial expert.” The Audit Committee conducted four formal meetings in 2005, in addition to quarterly conference calls with our independent registered public accounting firm in advance of each earning release and annual or quarterly report filing.
          The Audit Committee functions pursuant to a written Charter which was originally adopted by the Board in 2000, and which was amended in 2001 and in 2004. The Audit Committee has such powers as may be assigned to it by the Board from time to time. The Audit Committee is currently charged with, among other things:
•	recommending to the Board of Directors the engagement or discharge of our independent public accountants, including pre-approving all audit and non-audit related services;

•	the appointment, compensation, retention and oversight of the work of the independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	approving the scope of the financial audit;

•	requiring the rotation of the lead audit partner;

•	consulting regarding the completeness of our financial statements;

•	reviewing changes in accounting principles;

•	reviewing the audit plan and results of the auditing engagement with our independent registered public accounting firm and with the officers of the Company;

•	reviewing with the officers of the Company, the scope and nature and adequacy of EMAK’s internal accounting and other internal controls and procedures;

•	reviewing the adequacy of the Audit Committee Charter at least annually;

•	meeting with our Internal Auditor on a regular basis;

•	performing an internal evaluation of the Audit Committee on an annual basis; and

•	reporting to the Board of Directors on the Audit Committee’s activities, conclusions and recommendations.
          Compensation Committee. The Board has a Compensation Committee comprised of three non-employee directors, Howard D. Bland, Barrie P. Berg and one vacancy. Mr. Bland and Ms. Berg were appointed to the Compensation Committee in March 2005. Each member of the Compensation Committee is independent under applicable Nasdaq rules. The Compensation Committee conducted five formal meetings in 2005 and met and conferred on an informal basis on numerous occasions.
          The Compensation Committee functions pursuant to a written Charter which was adopted by the Board in February 2004 and amended in September 2005. The Compensation Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:
•	approving and evaluating the compensation of directors and executive officers;

•	reviewing strategies and compensation policies and programs for employees of the Company to provide incentives for delivery of value to the Company’s shareholders;

•	reviewing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with the business of the Company and the interests of the Company’s shareholders;

•	together with management, surveying the amount and types of executive compensation paid by comparable companies, and engaging consultants as necessary to assist them;

•	periodically reviewing corporate goals and objectives relevant to executive compensation and making recommendations to the Board for changes;

•	assisting management in evaluating each executive officer’s performance in light of corporate goals and objectives, and recommending to the Board (for approval by the independent directors) the executive officers’ compensation levels based on this evaluation;

•	overseeing the Company’s stock option plan or other stock-based plans with respect to the Company’s executive officers and employee Board members, who are subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 executives”);

•	reviewing the overall performance of the Company’s employee benefit plans and making recommendations to the Board regarding incentive-compensation plans and equity-based plans;

•	together with the Corporate Governance/Nominating Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;

•	ensuring that the compensation policies of the Company meet or exceed all legal and regulatory requirements and any other requirements imposed on the Company by the Board; and

•	producing an annual report on executive compensation for inclusion in the Company’s proxy statement.
          In general, the Compensation Committee formulates and recommends compensation policies for Board approval, oversees and implements these Board-approved policies, and keeps the Board apprised of its activities on a regular basis. In addition, the Compensation Committee, together with the Corporate Governance/Nominating Committee, develops criteria to assist the Board’s assessment of the Chief Executive Officer’s leadership of the Company.

          Corporate Governance/Nominating Committee. The Board has a Corporate Governance/ Nominating Committee comprised of three non-employee directors, Alfred E. Osborne, Jr. (Chair), Stephen P. Robeck and Barrie P. Berg. Dr. Osborne and Mr. Robeck have served on the Corporate Governance/Nominating Committee since it was established in March 2003 and Ms. Berg was appointed in March 2005. Each member of the Corporate Governance/Nominating Committee is independent under applicable Nasdaq rules. The Corporate Governance/Nominating Committee conducted four formal meetings in 2005 and met and conferred on an informal basis on numerous occasions. The Chair of the Corporate Governance/Nominating Committee, Dr. Osborne, served as the Presiding Independent Director during the interim-CEO tenure of Mr. Robeck. The independent directors meet in executive session on a regular basis.
          The Corporate Governance/Nominating Committee functions pursuant to a written Charter which was adopted by the Board in February 2004 and amended in September 2005. The Corporate Governance/Nominating Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:
•	identifying individuals qualified to become Board members and recommending that the Board select a group of director nominees for each next annual meeting of the Company’s stockholders;

•	ensuring that the Audit, Compensation and Corporate Governance/ Nominating Committees of the Board shall have the benefit of qualified and experienced “independent” directors;

•	developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company, and reviewing and reassessing the adequacy of such guidelines annually and recommending to the Board any changes deemed appropriate;

•	periodically reviewing the charters of all Board committees and recommending to the committees and Board any changes deemed appropriate;

•	developing policies on the size and composition of the Board;

•	conducting annual evaluations of the performance of the Board, committees of the Board and individual directors;

•	reviewing conflicts of interest and the independence status of directors;

•	together with the Compensation Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;

•	reviewing the structure of senior staffing of the Company and management succession plans with the Chief Executive Officer;

•	together with the Compensation Committee, developing criteria to assist the Board’s assessment of the Chief Executive Officer’s leadership of the Company; and

•	generally advising the Board (as a whole) on corporate governance matters.
Selection of Nominees for the Board of Directors
          The Corporate Governance/Nominating Committee is responsible for evaluating potential candidates to serve on the Company’s Board of Directors, and for selecting nominees to be presented for election to the Board by the holders of Common Stock at the Company’s Annual Meeting of Stockholders. In evaluating potential director candidates, the Corporate Governance/Nominating Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board at that point in time. Among the factors considered by the Corporate Governance Committee in considering a potential nominee are the following:
•	the nominee’s independence;

•	the nominee’s relevant professional skills and depth of business experience;

•	the nominee’s character, judgment, and personal and professional integrity;

•	the nominee’s ability to read and understand corporate financial statements;

•	the nominee’s willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the Board;

•	the nominee’s qualifications for membership on certain committees of the Board;

•	any potential conflicts of interest involving the nominee; and

•	the make-up and diversity of the Company’s existing Board.
          In identifying potential candidates for the Board, the Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance/ Nominating Committee may also retain outside consultants or search firms to help in identifying potential candidates for membership on the Board.
          The Corporate Governance/Nominating Committee will consider any written suggestions of stockholders for director nominations. The recommendation must include the name and address of the candidate, a brief biographical description and a description of the person’s qualifications. Recommendations should be mailed to EMAK Worldwide, Inc., 6330 San Vicente Blvd., Los Angeles, CA 90048, Attn: Teresa L. Tormey, Secretary. The Corporate Governance/Nominating Committee will evaluate in the same manner candidates suggested in accordance with this policy and those recommended by other sources. The Committee has full discretion in considering all nominations to the Board of Directors. Stockholders who would like to nominate a candidate for director must comply with the requirements described in the Company’s Proxy Statement and Bylaws. See “Deadline for Future Proposals of Stockholders” below.
Director Compensation
          Cash Compensation. Directors who are not employees of the Company or its subsidiaries (“non-employee directors”) currently receive (i) base director compensation of $22,000 per annum, payable quarterly; (ii) Board meeting fees of $1,250 per regular meeting attended in person and $600 per meeting attended by telephone; (iii) Committee chair fees of $5,000 per annum, payable quarterly; and (iv) Committee meeting fees of $500 per regular meeting attended in person or by telephone.
          During his term as interim-CEO, Stephen P. Robeck received base salary at an annual rate of $350,000 as well as health and welfare benefits and perquisites in accordance with the Company’s standard program for executive officers. Upon returning to his non-executive Chairman role following the appointment of Jim Holbrook as Chief Executive Officer, Mr. Robeck’s compensation returned to an annual fee of $300,000 plus $50,000 in non-accountable expenses. Commencing January 1, 2006, Mr. Robeck’s compensation was reduced to an annual fee of $250,000. Mr. Robeck also received $12,500 in non-accountable expenses in the first quarter of 2006, to cover temporary housing costs, which was not continued beyond March 31, 2006. As of April 1, 2006, Mr. Robeck’s compensation was further reduced to an annual fee of $200,000. Mr. Robeck’s compensation will continue to be subject to quarterly review and adjustment based upon the level of service required by the Company from time to time.
          Directors who are employees of the Company or its subsidiaries serve as directors without compensation. The Series AA Directors, with the exception of Mr. Deutschman (who does receive compensation on the same basis as our non-employee directors), also serve without compensation; provided, however, that they are eligible for equity compensation on the same terms and conditions as the Company’s other non-employee directors.
          Equity Compensation. Non-employee directors are eligible to receive equity compensation under the 2004 Non-Employee Director Stock Incentive Plan. This Plan provides for the annual grant of equity-based incentive awards. Awards may consist of stock options, restricted stock grants or restricted stock units. The annual awards under this plan are currently set at 3,500 restricted stock units per director service year. Annual awards are generally established by the Board of Directors (or by a committee thereof) at its first meeting following the annual meeting of stockholders each year.

Compensation Committee Interlocks and Insider Participation
          The members of the Compensation Committee of the Board of Directors are Howard D. Bland and Barrie P. Berg, with one vacancy. No member of the Board or the Compensation Committee has any interlocking relationship with any other corporation that requires disclosure under this heading.
Director Independence
          The Board of Directors has determined that each of Barrie P. Berg, Howard D. Bland, Daniel W. O’Connor, Alfred E. Osborne, Jr. and Stephen P. Robeck are independent directors within the meaning of Nasdaq Stock Market Rule 4200(a)(15). James L. Holbrook, Jr. does not meet the aforementioned independence standards because of his relationship as an employee of the Company. Jeffrey S. Deutschman does not meet such independence standards because of his relationship with Crown as well as a consulting relationship which existed during 2003 and 2004 between the Company and an entity wholly-owned by Mr. Deutschman, pursuant to which fees in excess of $60,000 per annum were paid.

EXECUTIVE COMPENSATION AND RELATED MATTERS
          The following table discloses compensation received during the three fiscal years ended December 31, 2005, by the Company’s Chief Executive Officer, its four most highly compensated officers other than the Chief Executive Officer at December 31, 2005 and two executive officers who departed the Company during the last fiscal year (collectively, the “Named Executive Officers”).
Summary Compensation Table

		Annual Compensation			Long Term Compensation
				Other Annual	Restricted	Securities	All Other
				Compensation	Stock Awards	Underlying	Compensation
	Year	Salary($)	Bonus ($)(1)	($)(2)	($)(3)	Options (#)	($)(4)
Current Officers
James L. Holbrook, Jr. Chief Executive Officer (5)	2005	62,500	75,000	—	225,000	500,000	24,404

Teresa L. Tormey	2005	287,500	43,750	13,800	54,500	—	7,000
Chief Administrative Officer	2004	237,500	—	13,800	224,400	—	6,500
and General Counsel	2003	199,122	25,000	13,800	13,010	—	5,500

Bassam Fawaz, Sr. Vice President, Worldwide Operations (6)	2005	239,444	29,167	13,800	54,500	—	6,897

Kim H. Thomsen	2005	360,499	712,269	16,200	—	—	475,835
Co-CEO, Equity Marketing,	2004	346,250	—	16,400	112,200	—	23,000
Inc. (Subsidiary)	2003	335,000	—	13,800	52,040	—	6,000

Jonathan Banks Co-CEO, Equity Marketing, Inc. (Subsidiary)	2005	300,000	712,269	15,300	—	—	32,056

Former Officers
Donald A. Kurz	2005	264,583	100,000	24,600	177,187	—	467,058
Former CEO (6)	2004	515,000	—	24,600	—	50,000	138,493
	2003	500,000	100,000	24,600	—	50,000	356,074

Bret R. Hadley	2005	66,667	—	12,300	—	—	335,433
Former President, Client &	2004	350,000	—	13,800	74,800	100,000	6,500
Operations Services (6)	2003	290,000	—	13,800	52,040	—	5,824

Zohar Ziv	2005	293,750	50,000	12,650	54,500	—	9,000
Former SVP & CFO (6)	2004	240,625	50,000	12,075	155,000	35,000	6,885

(1)	Amounts were earned in the years indicated. Annual cash bonuses are generally paid in the first quarter of the next year. 2005 amounts for Ms. Thomsen and Mr. Banks consist of (i) $100,000 signing bonuses paid in connection with their employment agreements expiring December 31, 2007, and (ii) formulaic bonuses based upon the EBITDA of Equity Marketing, Inc., paid 25% in shares of the Company Common Stock and 75% in cash.

(2)	Consists of automobile and cellular phone allowances unless otherwise indicated.

(3)	Represents the dollar value of restricted stock unit awards calculated by multiplying the closing market price of the common stock on the date of grant by the number of shares subject to the restricted stock units awarded. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the common stock subject to the restricted stock units. Mr. Holbrook’s award vests over a 24-month period ending November 14, 2007. The remainder of the awards vest, subject to continued service with the Company, with respect to one fourth of the shares subject to such awards on each of the first, second, third and fourth anniversaries of the date of grant.

(4)	The 2005 amounts consist of: (i) matching payments under the 401(k) Plan as follows: Ms. Tormey—$7,000; Mr. Fawaz—$6,897; Ms. Thomsen—$9,000; Mr. Banks—$7,000; Mr. Kurz—$9,000; Mr. Hadley—$2,100; and Mr. Ziv—$9,000; (ii) a payment in the amount of $450,000 to Ms. Thomsen in connection with the restructuring of a deferred compensation annuity; (iii) payment of legal fees in connection with employment agreements as follows: Mr. Holbrook—$24,303; Ms. Thomsen—$25,835, Mr. Banks—25,056; (iv) payout of a deferred compensation plan to Mr. Kurz in the amount of $87,642; and (v) severance payments as follows: Mr. Kurz—$370,417; and Mr. Hadley—$333,333. The 2004 amounts consist of: (i) matching payments under the 401(k) Plan as follows: Ms. Tormey—$6,500; Ms. Thomsen—$8,000; Mr. Kurz—$6,500;Mr. Hadley—$6,500; and Mr. Ziv—$6,885; (ii) premiums on term life insurance as follows: Mr. Kurz—$3,827; (iii) the partial buy-down of a consulting agreement with Mr. Kurz in the amount of $112,500; and (iv) payment of legal fees in connection with employment agreements as follow: Ms. Thomsen—$15,000; and Mr. Kurz—$15,666. The 2003 amounts consist of: (i) matching payments under the 401(k) Plan as follows: Ms. Tormey—$6,000; Ms. Thomsen—$6,000; Mr. Kurz—$6,000; and Mr. Hadley—$5,824; (ii) premiums on term life insurance as follows: Mr. Kurz—$3,240; (iii) the partial buy-down of a consulting agreement with Mr. Kurz in the amount of $337,500; and (iv) payment of legal fees on behalf of Mr. Kurz in connection with his employment agreement of $9,334.

(5)	Mr. Holbrook commenced employment in November 2005.

(6)	Mr. Fawaz’s employment terminated in February 2006. Mr. Kurz’s employment terminated in May 2005. Mr. Hadley’s employment terminated in March 2005. Mr. Ziv’s employment terminated in December 2005.

          Options Grants in Last Fiscal Year
          The following table sets forth information with respect to grants of options to purchase Common Stock under the Option Plan to the Named Executive Officers during the fiscal year ended December 31, 2005.

		% of Total
	Number of	Options			Potential Realizable Value at
	Securities	Granted to			Assumed Annual Rate of Stock
	Underlying	Employees	Exercise		Appreciation For Option
	Options	in Fiscal	Price	Expiration	Terms($)(3)
Name	Granted(#) (1)	Year	($/SH)(2)	Date	5%	10%
James L. Holbrook, Jr.	125,000	25%	$7.18	11/14/15	$564,433	$1,430,384
	125,000	25%	$10.00	11/14/15	$149,433	$1,015,384
	125,000	25%	$12.50	11/14/15	($100,567)	$765,384
	125,000	25%	$15.00	11/14/15	($413,067)	$452,884

(1)	Pursuant to a resolution of the Company’s Board of Directors adopted on December 15, 2005, the vesting of all outstanding options was accelerated. Mr. Holbrook is subject to a resale restriction agreement which prohibits his resale of any of the shares underlying these options until the earlier of the original vesting date or the termination of his service with the Company. These options originally vested in four equal annual installments commencing on the first anniversary of the date of grant.

(2)	Market price on the date of grant was $7.18 per share of the Company’s Common Stock.

(3)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon other factors, including the future performance of the Common Stock and overall stock market conditions.
          There were no options exercised by Named Executive Officers during the fiscal year ended December 31, 2005. All outstanding options were out-of-the-money as of December 31, 2005.
Equity Compensation Plan Information
          The following table provides information as of December 31, 2005 regarding shares outstanding and available for issuance under the Company’s existing equity compensation plans.

Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	first column)
Equity compensation plans approved by security holders	1,998,793	$10.96	683,914
Equity compensation plans not approved by security holders(1)	—	—	—
Total	1,998,793	$10.96	683,914

(1)	All of the Company’s existing equity compensation plans have been approved by shareholders.

Employment Agreements
          Chief Executive Officer. James L. Holbrook, Jr. has an employment agreement with the Company with a term from November 14, 2005 through December 31, 2010. Pursuant to the employment agreement, Mr. Holbrook receives a base salary of $500,000 per annum, with minimum annual cost of living increases commencing in 2007. Mr. Holbrook received a signing/retention bonus consisting of (i) $75,000 in cash, and (ii) restricted stock units (RSUs) with a grant date value of $225,000 (based upon average closing price for 30 preceding days). The RSUs vest over 24 months at the rate of 1/24th per month and are subject to the terms of the Company’s 2000 Stock Option Plan.
          After the end of each fiscal year that is included within the employment term (not including 2005), Mr. Holbrook ’is eligible to receive an Annual Incentive Bonus consisting of an Annual EBITDA Bonus and a Strategic Performance Bonus. The Annual EBITDA Bonus is based upon an annual Earnings Target approved by the Board of Directors. The Annual EBITDA Bonus shall be 25% of the Base Salary for the applicable year if the Company’s EBITDA is equal to 100% of the Earnings Target. The Annual EBITDA Bonus shall be 50% of the Base Salary for the applicable year if the Company’s EBITDA equals or exceeds 150% of the Earnings Target. If the EBITDA is between 100% and 150% of the Earnings Target, the Annual EBITDA Bonus shall be prorated between 25% and 50% of the Base Salary. If the EBITDA is between 80% and 100% of the Earnings Target, the Annual EBITDA Bonus shall be prorated between 0% and 25% of the Base Salary. Mr. Holbrook shall not receive such Annual EBITDA Bonus if the EBITDA is less than 80% of the Earnings Target. Subject to the discretion of the Board of Directors, the Company may also pay Mr. Holbrook an annual Strategic Performance Bonus, after taking into account the Company’s long-term prospects and position and the accomplishment of strategic goals as devised by mutual agreement of the Board of Directors and Mr. Holbrook. Such annual Strategic Performance Bonus shall be targeted at 25% of Base Salary for achievement of strategic goals and may be increased up to 50% of the Base Salary for extraordinary performance.
          Mr. Holbrook is also eligible to receive a Cumulative EBITDA Bonus based upon the EBITDA performance of the Company over the Performance Period commencing January 1, 2006 and ending December 31, 2010. The Cumulative EBITDA Bonus will be based upon the Company exceeding the Minimum EBITDA Threshold established for the fiscal years during the Performance Period. At the end of each fiscal year, the cumulative EBITDA of the Company since the commencement of the Performance Period will be measured and if the cumulative EBITDA exceeds the cumulative Minimum EBITDA Thresholds, Mr. Holbrook will be entitled to a Cumulative EBITDA Bonus payment equal to 8% of such excess EBITDA, less the amount of any Cumulative EBITDA Bonus paid in prior years. Cumulative EBITDA Bonus payments will be subject to a maximum over the Performance Period of 200% of the cumulative Base Salary less the cumulative Annual Incentive Bonus paid or payable.
          In addition, Mr. Holbrook was granted 500,000 options under Company stock plans, vesting annually over 4 years with exercise prices of $7.18 (the November 14, 2005 closing price), $10.00, $12.50 and $15.00 per share (125,000 options at each exercise price). Equal portions of each exercise price level vest each year. As a result of a resolution of the Board adopted on December 15, 2005 accelerating vesting of all outstanding unvested options, Mr. Holbrook’s options were accelerated; provided, however, that he is subject to a resale restriction agreement which prohibits resale of the shares underlying the options until the earlier of their original vesting date or Mr. Holbrook’s termination of service.
          Under his employment agreement, Mr. Holbrook is also entitled to certain severance benefits if he is terminated without cause or resigns for good reason.
          Co-CEOs of Equity Marketing. On October 3, 2005, the Company and Equity Marketing, Inc. (“EMI”), a wholly-owned subsidiary of the Company, entered into employment agreements with Kim H. Thomsen and Jonathan Banks pursuant to which they serve as Co-CEOs of EMI. Ms. Thomsen previously served as President and Chief Creative Officer of the Company. Ms. Thomsen stepped down from her role at the Company level and now serves only at the EMI subsidiary level. This new employment agreement supersedes Ms. Thomsen’s previously existing employment agreement with the Company, pursuant to which she had the right to retire from full-time service and serve as a part-time consultant beginning January 1, 2006. Her new employment agreement is intended to provide for a tax favorable restructuring of her deferred compensation annuity with no significant change in expense to the Registrant.
          The employment agreements provide for a continuation of Ms. Thomsen’s and Mr. Banks’ 2005 base salary levels of $364,000 and $300,000, respectively, with minimum annual cost of living increases in 2006 and 2007. In addition, the employment agreements provide for a formulaic annual bonus pool, to be equally shared by Ms. Thomsen and Mr. Banks, based upon the achievement of specified levels of EBITDA of EMI over certain thresholds. These annual bonuses are payable 25% in shares of the Company’s Common Stock and 25% in cash, with the remainder payable in either shares or cash at the election of the executive.
          In lieu of annual equity based compensation, the employment agreements provide for the grant to each executive of 200,000 contingent stock appreciation rights payable, if at all, in cash (“SARs”). The SARs are payable only if EMI experiences positive EBITDA growth over a 2004 base year and only upon a change of control of the Company occurring during the employment term or, provided that the executive continues to serve on the EMI board of directors and comply with certain restrictive covenants, the five year period following the end of the employment term.
          The employment agreements with Ms. Thomsen and Mr. Banks provide for post-employment severance for each executive determined by the EBITDA performance of the EMI business in 2008 using the same formula as the annual bonus opportunity during the employment term. The employment agreements also contain three-year post-employment restrictive covenants. In addition, the agreements provided for signing bonuses of $100,000 each.
Certain Relationships and Related Transactions
          In connection with the purchase of preferred stock, the Company agreed to pay Crown a commitment fee in the aggregate amount of $1.25 million, payable in equal quarterly installments of $62,500 commencing on June 30, 2000 and ending on March 31, 2005. In 2005, commitment fee payments to Crown totaled $62,500.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Under the Exchange Act, the Company’s directors, its executive officers, and any persons holding more than 10% of the Company’s Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and the Company is required to report herein any failure to file by these dates during the fiscal year ended December 31, 2005.
          Donald A. Kurz failed to file required reports on either Form 4 or Form 5 for transactions on June 9, 2005 (a disposition of 3,000 shares) and September 23, 2005 (a disposition of 591 shares), both of which were reflected in the Schedule 13D (Amendment No. 4) filed by Mr. Kurz on January 31, 2006. Except for the foregoing, all filing requirements were satisfied by the Company’s current directors, officers and 10% holders, with the exception of one late filing of a Form 4 for each of Barrie P. Berg, Jeffrey S. Deutschman, Jonathan D. Kaufelt, Alfred E. Osborne, Jr. and Teresa L. Tormey related to fiscal 2005 grants of restricted stock units. These late filings were the result of a delay in finalizing and delivering to the recipients the documentation for the grants related to the timing of the Company’s receipt of confirmation from its tax advisor on the potential impact of Section 409A of the Internal Revenue Code on these grants.
          In making these statements, the Company has relied on the written representations of its directors, officers and its 10% holders and copies of the reports that they have filed with the Commission.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
          The following Report of the Compensation Committee on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulations 14A or 14C of the Commission or the liabilities of Section 18 of the Exchange Act. Such Report and Performance Graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.
          General. The Compensation Committee has the responsibility to determine and administer the Company’s executive compensation programs and make appropriate recommendations to the Board concerning matters of executive compensation. In evaluating the performance of members of management, the Compensation Committee consults with the chief executive officer except when reviewing the chief executive officer’s performance, in which case it meets independently. The Committee reviews with the Board all aspects of compensation for the senior executives, including the Named Executive Officers. The Committee conducted six formal meetings in 2004 and conferred on an informal basis on several other occasions. Set forth below are the principal factors underlying the Committee’s philosophy used in overseeing compensation for fiscal 2005.
          Compensation Philosophy. At the direction of the Board of Directors, the Compensation Committee endeavors to ensure that the compensation programs for executive officers of the Company are competitive and consistent in order to attract and retain key executives critical to the Company’s long-term success. The Compensation Committee believes that the Company’s overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Compensation Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as stock based compensation and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management’s commitment to the enhancement of profitability and stockholder value.
          The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company’s chief executive officer and other executive officers. In meeting the Company’s executive compensation objectives, the Compensation Committee has designed an executive compensation program consisting of base salary, annual incentive compensation, equity based compensation (which may include stock options, restricted stock and restricted stock unit awards) and other employment benefits.
          The Compensation Committee seeks to maintain levels of compensation that are competitive with similar companies in the Company’s industry. To that end, the Compensation Committee reviews proxy data and other compensation data relating to companies within the Company’s industry. In addition, from time to time, the Compensation Committee also receives assessments and advice regarding the Company’s compensation practices from independent compensation consultants.
          Base Salary. Base salary represents the fixed component of the executive compensation program. The Company’s philosophy regarding base salaries is to maintain salaries for the aggregate group of executive officers at approximately the competitive industry average. Periodic increases in base salary relate to individual contributions evaluated against established objectives and industry competitive pay practices.
          Annual Incentive Compensation. The Company’s executive officers are eligible for annual incentive compensation consisting primarily of cash bonuses based on the attainment of corporate earnings goals, as well as divisional and individual performance objectives. While performance against financial objectives is the primary measurement for executive officers’ annual incentive compensation, non-financial performance also affects bonus pay. The Compensation Committee considers such corporate performance measures as net income, earnings per common and common equivalent share, gross margin, sales growth and expense and asset management in making bonus decisions. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. The amount of each annual incentive award is recommended for approval by management and approved by the Compensation Committee and the Board. Because threshold corporate earnings goals were not met in 2005, no cash bonuses were paid to the Named Executive Officers based upon corporate earnings goals.
          Stock Based Compensation. The Compensation Committee strongly believes that the compensation program should provide employees with an opportunity to increase their equity ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other key employees are eligible to receive stock based compensation, including options, restricted stock awards and restricted stock units. The Compensation Committee believes that the use of stock based compensation as the basis for long-term incentive compensation meets the Compensation Committee’s compensation strategy and business needs of the Company by potentially realizing increased value for stockholders and retaining key employees. In 2003, the Company adopted a policy of using restricted stock units, which are expensed on the Company’s statement of operations, as its primary method of stock based compensation.
          Other Employment Benefits. The Company provides health and welfare benefits to executives and employees similar to those provided by other companies in the Company’s industry. The Company also provides a 401(k) plan for all employees, which includes Company matching payments of up to 4% of base salary. Certain executives are also eligible for a monthly car and cellular phone allowance.
          Internal Revenue Code Section 162(m). To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.
          Chief Executive Officer Compensation. The Compensation Committee is responsible for evaluating and recommending to the Board the compensation paid to James L. Holbrook, Jr., the Company’s Chief Executive Officer. The 2005 base salary for Mr. Holbrook was based upon the employment agreement between Mr. Holbrook and the Company dated as of November 14, 2005. Mr. Holbrook did not receive a bonus for the year ended December 31, 2005. Mr. Holbrook’s employment agreement expires on December 31, 2010.
Compensation Committee
Howard D. Bland
Barrie P. Berg

PROPOSAL 2: AMENDEMENT TO CERTIFICATE OF DESIGNATION
General
          The Company seeks stockholder approval to amend the Certificate of Designation of its Series AA Senior Cumulative Convertible Preferred Stock (the “Certificate of Designation”) in order to permit the closing of a proposed transaction with Crown EMAK Partners LLC (“Crown”). At a meeting of the Board of Directors held on April 7, 2006, resolutions were duly adopted setting forth proposed amendments to the Certificate of Designation, declaring such amendments to be advisable and directing that such amendments be submitted to the stockholders of the Corporation for approval at the Annual Meeting. These resolutions were adopted in connection with the approval by the Board of Directors of a proposed transaction with Crown (the “Crown Transaction”) whereby:
•	The conversion price of the Series AA Stock would be reduced from $14.75 per share of Common Stock to $9.00 per share of Common Stock;

•	The 6% cumulative perpetual dividend on the $25 million face value of the Series AA Stock ($1.5 million per annum) would be permanently eliminated effective April 1, 2006;

•	The provisions pertaining to election of Series AA Directors would be revised to permit the holders of the Series AA Stock to elect two directors except (i) if the number of Common Directors exceeds seven or (ii) in situations involving a potential Change of Control (as defined in the Certificate of Designation) at a time when the total number of directors (inclusive of Common Directors and Series AA directors) exceeds eight, in either of which instances the holders of the Series AA Stock would be permitted to elect three directors; and

•	The terms of the Common Warrants held by Crown which currently expire on March 29 and June 20, 2010 would be extended until March 29 and June 20, 2012.
          As discussed below, the Board of Directors believes that the Crown Transaction is in the best interests of the Company’s stockholders.
Background
          Crown is the holder of 25,000 shares of Series AA Stock, which currently have a conversion price of $14.75 per share of Common Stock. Crown is entitled to receive a quarterly dividend equal to 6% of the Liquidation Preference ($1,000) per share outstanding, payable in cash, or an aggregate of $1.5 million in dividends per annum. The Series AA Stock is subject to mandatory redemption at the option of the holder at 101% of the aggregate Liquidation Preference ($25 million) plus accrued and unpaid dividends if a change in control occurs. Crown has voting rights equivalent to the number of shares of Common Stock into which their Series AA Stock is convertible on the relevant record date. Additionally, Crown holds warrants to purchase 750,000 and 166,666 shares of Common Stock at exercise prices of $16.00 and $18.00 per share, respectively (with 47.6% of each tranche expiring on March 29, 2010 and 52.4% expiring on June 20, 2010) (the “Common Warrants”).
          At a Board of Directors meeting held on December 15, 2005 and in confirming correspondence dated December 18, 2005, Jeffrey S. Deutschman, as the representative of Crown, indicated to the Board that Crown was interested in exploring a transaction involving the restructuring of the Series AA Stock (the “Initial Crown Proposal”) which would include the right to force conversion of the Series AA Stock at some point in the future in exchange for an immediate reduction in the conversion price from $14.75 per share to a conversion price more consistent with the Company’s Common Stock price during the latter half of 2005 (approximately $8.00 per share). This would result in Crown receiving more shares of Common Stock than if the conversion price was not changed. The forced conversion, when (and if) it occurred, would eliminate the Company’s obligation to pay the 6% dividend on the Series AA Stock, and as part of this transaction, Crown would also surrender its existing Common Stock Warrants. The Initial Crown Proposal would have given the Company the right to force the conversion described above when the Common Stock traded for a period of time to be determined at a 50% premium to the newly established conversion price.

          The Board of Directors directed management to conduct a preliminary analysis of the Initial Crown Proposal and to identify an outside financial advisor to assist the Company with a detailed financial analysis. In January 2006, the Company engaged Globalview Advisors LLC (“Globalview”) to provide financial analysis and fairness opinion service (if required) in connection with a possible Crown Transaction.
          In January 2006, the Company, in consultation with Globalview, conducted an analysis of the Initial Crown Proposal. Part of this analysis involved quantifying the values of the various components of Crown’s offer to assess the value it would receive versus the value the Company would give up in the Initial Crown Proposal. Based on its analysis, the Company determined that the Initial Crown Proposal was not in the best interests of the Company. Also commencing in January 2006, management worked with Globalview to conduct analyses of various alternative scenarios (e.g. lower dividend rate, termination of dividend stream at a specified time, lowering of conversion premium, etc.). On February 9, 2006, the Board of Directors appointed a Special Committee, consisting of Messrs. Robeck, Holbrook and Bland, to lead the negotiation with Crown and to work with management and Globalview in completing the various analyses.
          Based upon the analyses conducted by Globalview and management, the Special Committee formulated a counterproposal which was presented to Crown on February 24, 2006. The Company proposed a revised structure for the Crown Transaction which would involve the immediate reduction or scheduled elimination of the dividend on the Series AA Stock in exchange for the reduction of the conversion price from $14.75 per share to $9.75 per share, with the changes to the Common Warrants to be determined by the relative values of the other components of the exchange. The Company’s position was that the structure proposed by Crown was too uncertain, as the value to be realized from the elimination of the dividend (upon forced conversion) was subject to the market price of the Company’s relatively illiquid Common Stock, and that the conversion price reduction to approximately $8.00 did not reflect an appropriate value for the Common Stock. In addition, due to the significantly out-of-the-money status of the Common Warrants, the Company was not comfortable that the value placed on the warrants by various financial models represented a true value that would be paid in an arms length transaction.
          Following further discussion, analysis and negotiation, the parties reached tentative agreement on a structure for the Crown Transaction including: (i) the conversion price of the Series AA Stock would be reduced from $14.75 per share of Common Stock to $9.00 per share of Common Stock; (ii) the 6% cumulative perpetual dividend on the $25 million face value of the Series AA Stock ($1.5 million per annum) would be completely eliminated effective April 1, 2006; (iii) the provisions pertaining to election of Series AA Directors would be revised to permit the designation of two directors, or three directors either (a) when the number of Common Directors exceeds seven or (b) in situations involving a potential Change of Control when the Board includes more than eight members; and (iv) the terms of the Common Warrants held by Crown which currently expire on March 29 and June 20, 2010 would be extended until March 29 and June 20, 2012.
Reasons for the Crown Transaction
          The Board of Directors believes that the proposed Crown Transaction is in the best interests of the Company’s stockholders primarily because the elimination of the perpetual 6% cumulative dividend on the Series AA Stock will significantly improve the Company’s cash flow and liquidity. Because the 6% dividend is not tax deductible, there is no offset to the cost of the dividend and thus it is equivalent to debt bearing interest at the rate of approximately 10% per annum. In addition, the exchange of Crown’s dividend rights for a reduction in the conversion price, together with the extension of the term of the Common Warrants, is fair from a financial point of view to the Company.
          In connection with the proposed Crown Transaction, Crown would receive a reduction in the conversion price of the Series AA Stock from $14.75 per share to $9.00 per share. As a result of the conversion price reduction, Crown would receive an additional 1,083,000 shares upon conversion of the Series AA Stock, representing an additional approximately 9.8% incremental ownership. Crown’s total ownership percentage (and associated voting control) would be approximately 32.4% following the Crown Transaction, excluding the shares underlying of the Common Warrants.

          The holders of the Series AA Stock currently have the right to elect two directors, as well as an additional director if the total number of directors (inclusive of Common Directors and Series AA Directors), exceeds eight. Thus, as a practical matter, whenever there are more than six Common Directors, holders of the Series AA Stock have the right to elect three directors. Under the terms of the proposed Crown Transaction, except in a Change of Control situation, the holders of Series AA Stock would only have the right to elect two directors until such time as the Board of Directors is increased to include more than seven Common Directors, at which time the Series AA Stock would have the right to elect one additional director. This reduction in director election rights serves the Company’s interests in minimizing the overall number of directors and maximizing the number of independent directors.
          In addition, if the total number of directors (inclusive of Common Directors and Series AA Directors) exceeds eight and there are fewer than three Series AA Directors serving, then at least five business days prior to any action by the Board of Directors with respect to a transaction which could result in a Change of Control (as defined in the Certificate of Designation), Crown would be provided with notice of such pending Board action and would have the right to elect a total of three directors.
          As part of the Crown Transaction, the Company will also agree to extend the term of the Common Warrant by two years to 2012. Because the Common Warrants, at exercise prices of $16.00 and $18.00 per share of Common Stock, are significantly out-of-the-money, the Board believes the extension of the term in the context of the overall Crown Transaction is reasonable, in that it provides Crown with some opportunity to recognize value on the Common Warrants in the future. Upon full exercise of the Common Warrants, proceeds to the Company would be $15 million.
Opinion of the Company’s Financial Advisor
          The Initial Crown Proposal. Based on their analysis, Globalview advised the Company’s management that the Initial Crown Proposal was not in the best interests of the Company’s common shareholders. Specifically, the elimination of the 6% dividend was not a certain event under the forced conversion provision, while Crown would realize an immediate economic benefit via the issuance of the incremental common shares. As a result of this disparity, Globalview advised the Company to seek either an immediate reduction or termination, or a scheduled termination, of the 6% dividend in exchange for the requested conversion price reduction.
          The Crown Transaction (Board Recommended Proposal). In evaluating the Crown Transaction, the Company considered an opinion it received from Globalview as to the fairness, from a financial point of view, of the consideration to be received by the Company in the Crown Transaction. The full text of the Globalview opinion, dated April 14, 2006, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Addendum II to this Proxy Statement and should be read carefully and in its entirety to understand the assumptions, limitations and qualifications contained therein. The summary of the Globalview opinion in this Proxy Statement is qualified in its entirety by reference to the full text of the Globalview opinion.
          The Globalview opinion is directed to the Company’s Board of Directors and addresses only the fairness of the consideration to be received by the Company in the Crown Transaction, from a financial point of view, to the Company as of the date of such opinion. The Opinion does not address any other aspect of the Crown Transaction. The Globalview opinion does not constitute a recommendation to any shareholder as to how to vote with respect to the Amendment to the Certificate of Designation.
          In arriving at its opinion, Globalview assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to and reviewed by Globalview for the purposes of its opinion. Globalview did not perform any independent verification of such information, and relied upon the representations of the Company’s management, including management’s representation that it was not aware of any facts that would make the information provided to Globalview incomplete or misleading. The Globalview opinion is also necessarily based on economic, monetary and market conditions as they existed and could be evaluated as of the date of the Globalview opinion.

          One aspect of Globalview’s analysis was to determine the value of the revised conversion feature of the Series AA Stock compared to value of the existing conversion feature. Using the Black-Scholes and binomial option pricing models, Globalview concluded that the revised conversion feature of the Series AA Stock is worth approximately $9.3 million more than the existing conversion feature. However, Globalview believes that these option pricing models do not fully reflect the benefits of the incremental ownership to Crown. Globalview therefore estimated that it would cost Crown between $11.40 million and $13.50 million to acquire the incremental shares on the open market. Thus, inclusive of the incremental fair value of the term extension of the Common Warrants (approximately $0.87 million), Globalview calculated that the fair value of the consideration to be received by Crown is between $10.17 million and $14.37 million. Globalview determined that the capitalized value of the 6% dividend on the Series AA Stock is between $11.1 million and $13.6 million based on their analysis of the Company and its cost of capital. This result was obtained by dividing the 6% dividend by fair market dividend yields between 11.0% and 13.5%. These fair market yields were estimated exclusive of the redemption and conversion features of the Series AA Stock.
          The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Globalview considered the results of all of its analyses as a whole. Furthermore, Globalview believes that selecting any portion of Globalview’s analysis, without considering all its analyses, would create an incomplete view of the process underlying the Globalview opinion and that the totality of the factors considered and analyses performed by Globalview in connection with its opinion operated collectively to support Globalview’s determination as to the fairness to the Company, from a financial point of view, of the consideration being offered to the Company in the Crown Transaction. In addition, Globalview may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Globalview’s view of the actual value of the consideration.
          Based on Globalview’s analysis and on such other matters as Globalview deemed relevant, and based on their knowledge and experience in the valuation of businesses and their securities, and subject to the assumptions and conditions stated in the Globalview fairness opinion, it is Globalview’s opinion that the consideration to be received by the Company in the Crown Transaction is fair, from a financial point of view, to the Company.
          A copy of the proposed amendment to the Certificate of Designation is attached as Addendum I to this proxy statement. A copy of the fairness opinion on the Crown Transaction is attached as Addendum II to this proxy statement.
The Board recommends a vote “FOR” this proposal.

PROPOSAL 3: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit Committee has selected PricewaterhouseCoopers LLP to serve as independent registered public accounting firm for the fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 2002, and is considered by Management to be well qualified. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be given the opportunity to make a statement, if he desires to do so, and to respond to questions.
          The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for fiscal 2005 and fiscal 2004, together with fees for audit-related services and tax services rendered by PricewaterhouseCoopers LLP for fiscal 2005 and fiscal 2004:

	2005	2004
	(in thousands)
Audit Fees (1)	$347	$405
Audit Related Fees	25	5
Tax Fees	0	0
All Other Fees (2)	38	0

(1)	Includes the aggregate fees and expenses billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. Also includes $73 and $70 in 2005 and 2004, respectively, for the statutory audits of Logistix, Limited pursuant to the requirements of United Kingdom laws.

(2)	Includes the aggregate fees billed for all services rendered by PricewaterhouseCoopers LLP, other than fees for the services which must be reported under other categories.
          All services performed by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee in accordance with its pre-approval policy. The policy describes the audit, audit-related, tax, and other services permitted to be performed by the independent registered public accounting firm, subject to the Audit Committee’s prior approval of the services and fees. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require separate pre-approval by the committee.
The Board recommends a vote “FOR” this proposal.

REPORT OF THE AUDIT COMMITTEE
          The following Report of the Audit Committee, covering the Company’s fiscal year ended December 31, 2005, shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulations 14A or 14C of the Commission, or the liabilities of Section 18 of the Exchange Act. Such report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.
          The Audit Committee of the Company’s Board of Directors is comprised of “independent directors” as required by applicable Nasdaq rules. In 2005, the Audit Committee held four regularly scheduled, in person meetings, and eight meetings by telephone conference call. The Audit Committee has adopted, and annually reviews, a Charter outlining the practices it follows. The Charter complies with all current regulatory requirements.
          The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion on such financial statements and their conformity with generally accepted accounting principles.
          Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.
          In its meetings with representatives of the independent registered public accounting firm, the Committee asks them to address, and discusses their responses to several questions that the Committee believes are particularly relevant to its oversight. These questions include:
•	Are there any significant accounting judgments or estimates made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

•	Based on the auditors’ experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

•	Based on the auditors’ experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?
          The Committee believes that, by thus focusing its discussions with the independent registered public accounting firm, it can promote a meaningful dialogue that provides a basis for its oversight judgments.
          The Committee also discussed with the independent registered public accounting firm other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communications with audit committees), and other regulations. The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of non-audit services provided by them to the Company during 2005 was compatible with the auditors’ independence.

          In performing all of these functions, the Audit Committee acts in an oversight capacity. The Committee reviews the Company’s earnings releases before issuance and quarterly and annual reporting on Form 10-Q and Form 10-K prior to filing with the Securities and Exchange Commission. In its oversight role the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on such financial statements and their conformity generally accepted accounting principles.
          The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.
          Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Commission.
Audit Committee
Howard D. Bland, Chair
Alfred E. Osborne, Jr.
Daniel W. O’Connor

PERFORMANCE GRAPH
The following Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulations 14A or 14C of the Commission or the liabilities of Section 18 of the Exchange Act. Such Report and Performance Graph shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.
          Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the Standard & Poors 500 Index (“S&P 500”), and the Russell 2000 Index (“Russell 2000”) for the five fiscal years ended December 31, 2005.
Comparison of cumulative return among the Company, the S&P 500 and the Russell 2000 Index.

	12/00	12/01	12/02	12/03	12/04	12/05
EMAK Worldwide	$100.00	$94.62	$97.24	$102.55	$72.73	$49.31
S&P500	$100.00	$86.96	$66.64	$84.22	$91.79	$94.55
Russell 2000	$100.00	$101.03	$79.23	$115.18	$134.75	$139.23

FORM 10-K
UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO THE COMPANY, ATTN: SECRETARY, EMAK WORLDWIDE, INC., 6330 SAN VICENTE BLVD., LOS ANGELES, CALIFORNIA 90048, THE COMPANY WILL PROVIDE WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS
          Proposals that a stockholder desires to have included in the Company’s proxy materials for the 2007 Annual Meeting of Stockholders must comply with the applicable rules and regulations of the Commission, including that any such proposal must be received by the Secretary of the Company at the Company’s principal office no later than January 31, 2007. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested. The Company’s Bylaws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, which the stockholder wishes to bring before a meeting of stockholders of the Company. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by the Secretary of the Company not less than 120 days nor more than 150 days prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received by the Secretary not earlier than 150 days prior to such annual meeting, and not later than 120 days prior to such annual meeting or 10 days following the first public announcement of such meeting date. With respect to stockholder proposals, the stockholder’s notice to the Secretary of the Company must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as certain other information set forth in the Company’s Bylaws and/or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder’s notice to the Secretary of the Company must contain certain information set forth in the Company’s Bylaws about both the nominee and the stockholder making the nominations. If a stockholder desires to have a proposal included in the Company’s proxy materials for the 2007 Annual Meeting of Stockholders of the Company and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in this paragraph. Any required written notices should be sent to EMAK Worldwide, Inc., 6330 San Vicente Blvd., Los Angeles, California 90048, Attn: Teresa L. Tormey, Secretary.
OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING
          The Company knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.
SOLICITATION OF PROXIES
          The expense of this solicitation of proxies will be borne by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable expenses incurred in this effort.
BY ORDER OF THE BOARD OF DIRECTORS
TERESA L. TORMEY
Secretary

ADDENDUM I
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF DESIGNATION
OF
SERIES AA SENIOR CUMULATIVE
CONVERTIBLE PREFERRED STOCK
OF
EMAK WORLDWIDE, INC.

Pursuant To Section 242 Of The
General Corporation Law Of The State Of Delaware

          EMAK Worldwide, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
          FIRST. At a meeting of the Board of Directors of the Corporation duly called and held on April 7, 2006, resolutions were duly adopted setting forth proposed amendments to the Certificate of Designation of Series AA Senior Cumulative Convertible Preferred Stock of the Corporation, declaring such amendments to be advisable and directing that such amendments be submitted to the stockholders of the Corporation for approval at its Annual Meeting of Stockholders to be held on May 31, 2006. Such resolutions recommended that paragraphs 1, 2, 6(i) and 12 be amended and restated in their entirely to read as follows:
          1. Ranking.
          The Series AA Preferred Stock shall, with respect to distributions upon the liquidation, winding-up and dissolution of the Corporation, rank (i) senior to all classes of Common Stock of the Corporation and to each other class of capital stock or series of preferred stock established after the Preferred Stock Issue Date by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Series AA Preferred Stock as to distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to with the Common Stock of the Corporation as “Junior Securities”); (ii) on a parity with any additional shares of Series AA Preferred Stock issued by the Corporation in the future and any other class of capital stock or series of preferred stock issued by the Corporation established after the Preferred Stock Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series AA Preferred Stock as to distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”); and (iii) junior to each class of capital stock or series of preferred stock issued by the Corporation established after the Preferred Stock Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Series AA Preferred Stock as to distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Senior Securities”). The issuance of any Junior Securities, Parity Securities or Senior Securities shall be subject to paragraph 6 and the other provisions of this Certificate of Designation.
          2. Dividends.
          (i) The holders of shares of the Series AA Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Corporation legally available therefor, during the period commencing on the Preferred Stock Issue Date and continuing until the Dividend Expiration Date, cumulative dividends accruing at the rate per annum of 6% of the Liquidation Preference per share, payable quarterly in arrears on each March 31, June 30, September 30 and December 31 (each a “Dividend Payment Date”), to the holders of record as of the preceding March 15, June 15, September 15 and December 15 (each, a “Record Date”) whether or not such Record Date is a Business Day. If any Dividend Payment Date is not a Business Day, such payment shall be made on the next succeeding Business Day. Dividends on the Series AA Preferred Stock when and if paid, shall be paid in cash. Notwithstanding the foregoing, neither the Corporation nor the Board of Directors shall at any time be obligated to declare and pay any such dividend. Unpaid dividends (whether or not declared) shall accrue and cumulate as provided herein.
          (ii) Dividends on the Series AA Preferred Stock shall be cumulative and shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate, compounded quarterly so that such accrued and unpaid dividends shall be added (solely for the purpose of calculating dividends payable on the Series AA Preferred Stock) to the Liquidation Preference of the Series AA Preferred Stock effective on the Dividend Payment Date on which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the rate set forth in subparagraph 2(i) above until such accrued and unpaid dividends have been paid in full.
          (iii) If the Corporation declares or pays any cash dividend on the Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the then-current market price per share of Common Stock (determined as provided in paragraph 3(xii)) and the denominator of which shall be the sum of the then-current market price per share of Common Stock (determined as provided in paragraph 3(xii)) and the per share dividend which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series AA Preferred Stock had all of the outstanding Series AA Preferred Stock been converted immediately prior to the record date for such dividend, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends. For example, if the Corporation pays a cash dividend on the Common Stock in the aggregate amount of One Million Dollars ($1,000,000) at a time when (i) there are 5,800,000 shares of Common Stock outstanding, (ii) the outstanding Series AA Preferred Stock is convertible into 2,777,778 shares of Common Stock, (iii) the Conversion Price then in effect is Nine Dollars ($9.00) and (iv) the then-current market price per share of Common Stock is $10.00; then the Conversion Price would be reduced pursuant to this subparagraph 2(iii) to $8.90 per share, calculated as follows: $9.00 x ($10.00 ÷ ($10.00 + 0.116)) = $8.90. Notwithstanding the foregoing, in no event shall the Conversion Price be adjusted pursuant to this paragraph 2(iii) to less than the current market price per share of Common Stock (determined as provided in paragraph 3(xii)) on the Exchange Date.
          (iv) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series AA Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series AA Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series AA Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (a) no dividend (other than a dividend payable solely in shares of any Junior Securities or securities to purchase Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities or Parity Securities; (b) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities or Parity Securities, other than a distribution consisting solely of Junior Securities or securities to purchase Junior Securities; (c) no shares of Junior Securities or Parity Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities or Parity Securities) by the Corporation or any of its subsidiaries; and (d) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities or Parity Securities by the Corporation or any of its subsidiaries. Holders of the Series AA Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends and the dividends provided for in paragraph 2(iii) above as herein described.
. . .
          6. Voting Rights.
          (i) So long as there remain outstanding at least 25% of the shares of Series AA Preferred Stock issued on or after the Preferred Stock Issue Date pursuant to this Certificate of Designation, the holders of the Series AA Preferred Stock shall have the exclusive right, voting separately as a class and to the exclusion of the holders of all other classes of capital stock of the Corporation, to elect two directors to the Board of Directors; provided, however, if at any time the Board of Directors includes more than seven Common Directors, then, so long as there remain outstanding at least 25% of the shares of Series AA Preferred Stock issued on or after the Preferred Stock Issue Date pursuant to this Certificate of Designation, the holders of the Series AA Preferred Stock shall have the exclusive right, voting separately as a class and to the exclusion of the holders of all other classes of capital stock of the Corporation, to elect a total of three directors to the Board of Directors; provided, further, in the event that a transaction potentially involving a Change of Control (including, without limitation, tender offers, formal or informal inquiries regarding extraordinary corporate transactions, or requests to modify or amend the stockholder rights plan) is to be considered for action by the Board of Directors at a time when the Board of Directors includes more than eight members, then, so long as there remain outstanding at least 25% of the shares of Series AA Preferred Stock issued on or after the Preferred Stock Issue Date pursuant to this Certificate of Designation, the holders of the Series AA Preferred Stock shall have the exclusive right, voting separately as a class and to the exclusion of the holders of all other classes of capital stock of the Corporation, to elect a total of three directors to the Board of Directors until such Change of Control has been finally acted upon by the Board of Directors. With respect to the immediately preceding clause, if there are fewer than three directors elected by the Series AA Preferred Stock then serving on the Board of Directors, then at least five Business Days prior to any action by the Board of Directors with respect to a potential Change of Control, the Corporation shall send, by facsimile and overnight courier, a notice to each holder of Series AA Preferred Stock at such holder’s address as it appears in the register maintained by the Corporation or, if applicable, the Transfer Agent, which notice shall set forth the date of the Board of Directors meeting at which such potential Change of Control will be considered. If a third director is elected by the holders of the Series AA Preferred Stock in connection with the consideration of a Change of Control, the holders of the Series AA shall be deemed to have removed such third director immediately following final resolution of such potential Change of Control matter. For as long the holders of Series AA Preferred Stock voting separately as a class are entitled to elect two (or if applicable, three) directors to the Board of Directors (the “Separate Voting Period”), the holders of Series AA Preferred Stock shall not be entitled to vote in the election of any other directors of the Corporation (and following the expiration of the Separate Voting Period, the holders of Series AA Preferred Stock shall be entitled to vote with the holders of the Common Stock for the election of directors pursuant to paragraph 6(ii) below). Directors to be designated and elected to the Board of Directors by the holders of the Series AA Preferred Stock shall be designated and elected at any annual meeting of stockholders or any special meeting called for the purpose of electing directors. Each such director shall serve until the earlier of (i) the next annual meeting of stockholders to elect directors or (ii) his or her earlier resignation or removal. Each such director may be removed during his or her term of office by and only by the affirmative vote of the holders of a majority of the outstanding shares of Series AA Preferred Stock, given at a special meeting of such holders duly called for such purpose. Any vacancy existing or created in the office of such directors may be filled by the holders of a majority of the Series AA Preferred Stock at a special meeting called for such purpose. Any special meetings of the holders of Series AA Preferred Stock shall be called by the Secretary of the Corporation upon the written request of 10% or more of the number of shares of Series AA Preferred Stock then outstanding; provided, however, that if the Secretary of the Corporation shall fail to call any such meeting within two Business Days after any such request, such meeting may be called by any holder of Series AA Preferred Stock designated for that purpose by the holders of record of 10% or more of the number of shares of Series AA Preferred Stock then outstanding. Any action that could otherwise be taken at a special meeting of the holders of Series AA Preferred Stock, including the election of directors, may be taken by written consent of holders of a majority of the outstanding Series AA Preferred Stock. Notwithstanding the election of directors as provided in this paragraph 6(i), each such director shall have equal rights and duties with all other directors of the Corporation.
. . .
          12. Certain Definitions.
          As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:
          “Business Day” means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.
          “Change of Control” shall mean (A) the acquisition by any person (other than Investor and its Affiliates) or group (within the meaning of Section 12(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934), of beneficial ownership, direct or indirect, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding equity securities, (B) the acquisition by any person or group (other than Donald Kurz, Stephen Robeck or the Investor or their respective Affiliates) of beneficial ownership, direct or indirect, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding equity securities, and either (x) a representative or nominee of such person or group shall be elected or appointed to the Board of Directors of the Corporation without the support of at least one (1) of the members of the Board of Directors of the Corporation to be elected by the holders of the Series AA Preferred Stock pursuant to paragraph 6 of this Certificate of Designation (the condition contained in this subparagraph (x) will no longer be applicable once the holders of such Series AA Preferred Stock no longer have the right to elect directors pursuant to paragraph 6 of this Certificate of Designation) or (y) a person designated by the Investor (as defined in the Securities Purchase Agreement) pursuant to Section 4.4 of such Securities Purchase Agreement shall not be elected to the Board of Directors of the Corporation as provided in such Section or (C) the consolidation of the Corporation with, or the merger of the Corporation with or into, another Person or the sale, assignment or transfer of all or substantially all of the Corporation’s assets to any Person, or the consolidation of any Person with, or the merger of any Person with or into, the Corporation, in any such event in a transaction in which the outstanding voting capital stock of the Corporation is converted into or exchanged for cash, securities or other property, provided that following such transaction the holders of voting stock of the Corporation immediately prior to such transaction do not own more than 50% of the voting stock of the company surviving such transaction or to which such assets are transferred.
          “Closing Price” means, for each Trading Day, the last reported sale price on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the corporation for that purpose.
          “Common Directors” means the member of the Corporation’s Board of Directors elected by the holders of Common Stock.
          “Common Stock” means the Common Stock, par value $.001 per share, of the Corporation.

          “Conversion Price” shall initially mean $9.00 per share of Series AA Preferred Stock and thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph 3 hereof.
          “Dividend Expiration Date” means March 31, 2006.
          “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
          “Exchange Date” means the closing date of the exchange of the Corporation’s Series A Senior Cumulative Participating Convertible Preferred Stock for shares of Series AA Preferred Stock pursuant to the Exchange Agreement dated as of December 30, 2004 between the Corporation and Crown EMAK Partners, LLC. A copy of the Exchange Agreement is on file at the principal executive offices of the Corporation and shall be provided to any stockholder of the Corporation upon written request and without charge.
          “Person” means any individual or corporation, partnership (limited, general or otherwise), joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock Issue Date” means March 29, 2000.
          “Securities Purchase Agreement” means the Securities Purchase Agreement dated as of March 29, 2000 between the Corporation and Crown Acquisition Partners, LLC. A copy of the Securities Purchase Agreement is on file at the principal executive offices of the Corporation and shall be provided to any stockholder of the Corporation upon written request and without charge.
          “Trading Day” means any day on which the Nasdaq National Market or other applicable stock exchange or market is open for business.
          “Transfer Agent” shall be the Corporation unless and until a successor is selected by the Corporation.
          SECOND. At the Annual Meeting of Stockholders of the Corporation duly called and held on May 31, 2006, the affirmative vote of a majority of the votes permitted to be cast by the holders of the outstanding shares of the Corporation’s common stock, par value $.001 per share, and the Corporation’s Series AA Senior Cumulative Convertible Preferred Stock, par value $.001 per share, was obtained in favor of such amendments with respect to paragraphs 1, 2, 6(i) and 12.
          THIRD. Said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by Teresa L. Tormey, its Secretary on this ___day of June, 2006.

EMAK WORLDWIDE, INC.

By:

Name:	Teresa L. Tormey
Title:	Secretary

ADDENDUM II

April 14, 2006
Board of Directors
EMAK Worldwide, Inc.
6330 San Vicente Boulevard
Los Angeles, CA 90048
Dear Members of the Board:
Globalview Advisors LLC (“Globalview”) was retained by the Board of Directors (“Board”) of EMAK Worldwide, Inc. (“EMAK” or the “Company”), a Delaware corporation, to render an opinion (the “Opinion”) as to the fairness, from the financial point of view, of the Consideration (as herein defined) to be received by EMAK in connection with the Transaction as described below.
Transaction and Opinion Background
We understand that toward the end of 2005, Crown EMAK Partners, LLC (“Crown”) approached the Board with a proposal to amend the Certificate of Designation of EMAK’s Series AA Senior Cumulative Convertible Preferred Stock (“Stock”). We further understand that all of the Stock is owned by Crown. In particular, Crown sought an immediate reduction in the conversion price of the Stock from $14.75 to one more consistent with the trading range of EMAK’s common stock during the second half of 2005, and, in exchange, Crown offered to include a forced conversion provision if EMAK’s common stock traded at a 50% premium for a specified period of time to the new conversion price (the “Proposed Restructure”).
The Proposed Restructure would increase the number of common shares that the Stock was convertible into, thereby increasing Crown’s ownership percentage in the Company. Under the Proposed Restructure, EMAK would benefit from the possibility that the perpetual $1.5 million annual Stock dividend payable pursuant to the terms of the Stock (“Stock Dividend”) would be eliminated if the forced conversion provision was triggered. EMAK’s management indicated to Globalview that the elimination of the Stock Dividend was desirable in that it would enable the Company to strengthen its balance sheet and/or to pursue growth opportunities.
After several rounds of negotiations, we understand that the terms of the Proposed Restructure are no longer being considered by the parties. Instead, we understand that Crown and EMAK have agreed to the following terms of a proposed transaction (“Transaction”):
1.	The conversion price by which the Stock may be converted into shares of EMAK’s common stock is to be reduced from $14.75 to $9.00;

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2.	The termination dates of Crown’s existing common stock warrants to purchase an aggregate of 916,666 shares of EMAK’s common stock for $15 million (“Warrants”) are to be extended from March 29, 2010 and June 20, 2010 to March 29, 2012 and June 20, 2012, respectively;

3.	Crown is to be permitted to designate two Series AA Directors, with a right to appoint a third director in situations involving a potential change of control (as defined in the Certificate of Designation); and

4.	The Stock Dividend is to be completely eliminated effective March 31, 2006 (such elimination to be defined herein as “Consideration”).
Globalview Credentials
Globalview is a financial valuation and corporate finance advisory firm that serves public and private corporations. Globalview has considerable experience and expertise in the valuation of businesses and securities and the issuance of fairness and solvency opinions in connection with corporate mergers and acquisitions, divestitures, corporate spin-offs, restructuring, and reorganizations, private placements, and other corporate transactions.
Assumptions and Conditions of the Opinion
In providing the Opinion, Globalview relied upon, and assumed the accuracy and completeness of, financial and other information regarding EMAK and the Transaction provided to us. Globalview did not perform any independent verification of such information, and relied upon representations of EMAK management, including, but not limited to that they were unaware of facts that would make the information provided to Globalview incomplete or misleading.
Globalview has not made an independent evaluation or appraisal of the assets or liabilities of EMAK, nor has Globalview been furnished with any such appraisals. Globalview has not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the securities involved in the Transaction.
Our Opinion does not constitute a view regarding the solvency of EMAK prior to or subsequent to the Transaction. Globalview has performed no procedures to determine the solvency of EMAK. As such, the Opinion does not constitute a solvency opinion, and should not be relied upon for such purposes.
Globalview expresses no view as to the federal, state or local tax consequences of the Transaction.
We are preparing this Opinion for the Board in connection with the Transaction and will receive a fee from EMAK for our services in rendering the Opinion. In addition, EMAK has agreed to indemnify us for certain liabilities arising out of our engagement. This Opinion is for the use and benefit of the Board. This Opinion does not address the merits of the underlying decision by EMAK to engage in the Transaction, or whether the Consideration to be received by EMAK in the Transaction represents the highest price obtainable, and does not constitute a

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recommendation of the Transaction in any sense or a recommendation to the Board or any stockholder of EMAK as how to vote in connection with the Transaction.
Our Opinion is necessarily based on economic, market, and other conditions as they exist, and the information made available, and which can be evaluated, as of the date hereof. Globalview has no obligation to update or revise the Opinion based on circumstances or events occurring after the date hereof, and expressly disclaims any responsibility to do so.
Our Opinion does not represent Globalview’s opinion as to the value of the Stock or Warrants when the Transaction is completed. The actual value of such securities could be higher or lower depending upon changes in such interest rates, dividend rates, market conditions, general economic conditions and other factors which generally influence the price of securities.
Any valuation of securities is only an approximation, subject to uncertainties and contingencies, all of which are difficult to predict and beyond the control of Globalview. The Opinion is for the information of the Board and, other than disclosures as indicated in our engagement letter dated January 18, 2006, it is not to be used for any other purpose or to be reproduced, disseminated, relied upon, quoted or referred to in whole, or in part, without the prior written approval of Globalview.
Our Opinion also assumes the final executed form of the Transaction will not differ from the description of the Transaction contained in the Proxy Statement and the Transaction Agreement (both defined below) that we reviewed, and that the parties thereto will comply with all of its terms.
Due Diligence
In connection with the rendering of our Opinion, we have performed, among other things, the following:
(i)	Reviewed the terms of the features of the Series AA Preferred Stock as they currently exist and under the Transaction as set forth in the preliminary proxy statement filed on April 14, 2006 (“Proxy Statement”) and the draft Exchange and Extension Agreement between Crown and EMAK (“Transaction Agreement”);

(ii)	Held discussions with management of EMAK to gain an understanding of:
(a)	EMAK management’s assessment of the Transaction,

(b)	EMAK’s strategic business plan including organic and/or acquisition growth strategies,

(c)	EMAK’s current and long-term debt and equity capital needs, and

(d)	EMAK’s prospective dividend policies;

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(iii)	Reviewed and analyzed EMAK’s historical financial performance as deemed necessary;

(iv)	Reviewed and analyzed EMAK’s stock performance as deemed necessary;

(v)	Conducted fundamental valuation analysis of the Transaction; and

(vi)	Executed other analyses we deemed necessary to complete our assessment of the Transaction.
Opinion
Based on the foregoing analysis and on such other matters as we deemed relevant, and subject to the assumptions and conditions stated above, it is our opinion that the Consideration to be received by EMAK in the Transaction is fair, from a financial point of view, to EMAK.
This Opinion and related analyses summarized herein are subject to the terms and conditions of our engagement letter dated January 18, 2006.
Very truly yours,
Globalview Advisors LLC

By: Michael Haghighat, ASA
Managing Director

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ANNUAL MEETING OF STOCKHOLDERS OF
EMAK WORLDWIDE, INC.
May 31, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Stephen P. Robeck and Teresa L. Tormey, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the proxy card, all shares of Common Stock of EMAK Worldwide, Inc. held of record by the undersigned at the close of business on April 17, 2006, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 31, 2006, at the offices of the Company, located at 6330 San Vicente Boulevard, Los Angeles, California, 90048, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
1. ELECTION OF DIRECTORS:
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)
Nominees Are: Howard D. Bland, James L. Holbrook, Jr., Daniel W. O’Connor, Alfred E. Osborne, Jr., Charles H. Rivkin and Stephen P. Robeck.
2. PROPOSAL TO AMEND THE CERTIFICATE OF DESIGNATION OF SERIES AA PREFERRED STOCK;
3. PROPOSAL TO RATIFY APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.
4. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.